EXHIBIT 32.1

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Nautilus, Inc., a Washington corporation (the “Company”), does hereby certify that:

To my knowledge, the Quarterly Report on Form 10-Q for the period ended June 30, 2008 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 7, 2008	By:	/s/ Edward J. Bramson
Date		Edward J. Bramson,
Chairman and Chief Executive Officer
(Principal Executive Officer)

To my knowledge, the Quarterly Report on Form 10-Q for the period ended June 30, 2008 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 7, 2008	By:	/s/ William D. Meadowcroft
Date		William D. Meadowcroft
Chief Financial Officer (Principal Financial Officer)